UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 4, 2026

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 4, 2026, SM Energy Company (the “Company”) issued a press release announcing that, subject to market and other conditions, the Company intends to offer for sale (the “Offering”) an expected $750,000,000 aggregate principal amount of senior notes due 2034 (the “Notes”). The Notes to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state or other securities laws, and the Notes will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. person, absent registration or an applicable exemption from registration requirements. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

On March 4, 2026, the Company issued a press release announcing the commencement of a cash tender offer (the “Tender Offer”) to purchase for cash up to $750,000,000 of the Company’s outstanding $1.350 billion principal amount of the Company’s 8.375% senior notes due 2028 (the “2028 Notes”). The Tender Offer is being made upon the terms and subject to the conditions set forth in the Company’s offer to purchase, dated as of March 4, 2026.

Copies of the press releases relating to the Offering and the Tender Offer are furnished as Exhibits 99.1 and 99.2, respectively, to this report and incorporated by reference herein. This report is neither an offer to sell nor a solicitation of an offer to buy any security, including the Notes, nor a solicitation for an offer to purchase any security, including the Notes or the 2028 Notes, nor shall there be an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Audited historical financial statements for the fiscal years ended December 31, 2025 and 2024, for Civitas Resources, Inc. (“Civitas”), are filed as Exhibit 99.3 to this report and incorporated by reference herein. Unaudited pro forma condensed combined financial information for the periods presented, for the Company and Civitas, are filed as Exhibit 99.4 to this report and incorporated by reference herein. The reserve report as of December 31, 2025 for Civitas is filed as Exhibit 99.5 to this report and incorporated by reference herein.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this report that address events or developments that SM Energy expects, believes, or anticipates will or may occur in the future are forward-looking statements. The words “intend,” “expect,” “believe,” “will,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this report include, among other things, the contingencies related to aspects of the Offering and Tender Offer. These statements involve known and unknown risks and uncertainties, including market conditions, customary offering closing conditions and other factors described in the excerpts from the Preliminary Offering Memorandum, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. All such factors are difficult to predict and are beyond SM Energy’s control, including those detailed in SM Energy’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements are based on assumptions that SM Energy believes to be reasonable but that may not prove to be accurate. Such forward-looking statements are based on assumptions and analyses made by SM Energy in light of its perceptions of current conditions, expected future developments, and other factors that SM Energy believes are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance and actual results may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this report speak as of the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
23.1	Consent of Deloitte LLP
23.2	Consent of Ryder Scott Company
99.1	Press release of the Company dated March 4, 2026, entitled “SM Energy Announces Private Offering of $750 Million of Senior Notes due 2034”
99.2	Press release of the Company dated March 4, 2026, entitled “SM Energy Company Announces Cash Tender Offer For Up To $750.0 Million Aggregate Principal Amount Of 8.375% Senior Notes Due 2028 Originally Issued by Civitas Resources”
99.3	Audited historical financial statements for the fiscal years ended December 31, 2025 and 2024, for Civitas
99.4	Unaudited pro forma condensed combined financial information for the periods presented, for the Company and Civitas
99.5	Reserve Report as of December 31, 2025 for Civitas
104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date: March 4, 2026	By:	/s/ James B. Lebeck
James B. Lebeck
Executive Vice President – Chief Corporate Development Officer, General Counsel and Corporate Secretary